As filed with the Securities and Exchange Commission on November 15, 2001

                                                     Registration No. 333-31808
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              THE SOUTHERN COMPANY
               (Exact name of issuer as specified in its charter)

                Delaware                                58-0690070
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

       270 Peachtree Street, N.W.                         30303
            Atlanta, Georgia                            (Zip Code)
(Address of principal executive offices)

                     SOUTHERN COMPANY PERFORMANCE STOCK PLAN
                            (Full title of the plan)

                            TOMMY CHISOLM, Secretary
                              THE SOUTHERN COMPANY
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                     (Name and address of agent for service)
                                 (404) 506-0540
          (Telephone number, including area code, of agent for service)

            The Commission is requested to mail signed copies of all
                     orders, notices and communications to:

      GALE E. KLAPPA                                    JOHN D. McLANAHAN
 Executive Vice President                             TROUTMAN SANDERS LLP
   THE SOUTHERN COMPANY                            600 Peachtree Street, N.E.
270 Peachtree Street, N.W.                                 Suite 5200
  Atlanta, Georgia 30303                           Atlanta, Georgia 30308-2216

                         CALCULATION OF REGISTRATION FEE



========================== ======================== ======================== ======================== ========================

                                                           Proposed                 Proposed
   Title of Each Class             Amount                   Maximum                  Maximum                 Amount of
      of Securities                 to be               Aggregate Price             Aggregate              Registration
   to be Registered(1)         Registered (1)            Per Unit (1)          Offering Price (1)             Fee (1)
-------------------------- ------------------------ ------------------------ ------------------------ ------------------------

        N/A                       N/A                      N/A                      N/A                      N/A
========================== ======================== ======================== ======================== ========================



(1) This Post-Effective Amendment amends Registration Statement No. 333-31808 to clarify that Registration Statement No. 333-31808 registers securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                         Post-Effective Amendment No. 1

           The Southern Company (the "Company") is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-31808) (the "Registration Statement"), covering shares of common stock, par value $5 per share ("Shares"), of the Company offered pursuant to the Southern Company Performance Stock Plan (the "Plan"). This Post-Effective Amendment No. 1 is filed in accordance with Rule 416(b) under the Securities Act of 1933, as amended (the "1933 Act"), to clarify that the Registration Statement registers securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions

           Effective April 2, 2001, the Company completed the spin-off of Mirant Corporation, triggering the anti-dilution provisions of the Plan, and, as a result, the number of shares registered on the Registration Statement totaling 18,594,751 was increased to 29,467,102.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

(a) (1) The registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

(b) (1) The registrant's Current Reports on Form 8-K dated February 28, 2001 and April 2, 2001.

          (2) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

(c) The description of the registrant's common stock contained in Registration No. 333-64871 filed under the Securities Act of 1933.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Not Applicable.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Exhibit
         Number


          4(a) Composite Certificate of Incorporation of the Company reflecting all amendments to date. (Designated in Registration No. 33-3546 as Exhibit 4 (a), in Certificate of Notification, File No. 70-7341, as Exhibit A and in Certificate of Notification, File No. 70-8181, as Exhibit A.)

          4(b) By-Laws of the Company as amended effective October 21, 1991, and as presently in effect. (Designated in Form U-1, File No. 70-8181, as Exhibit A-2.)

          4(c) Southern Company Performance Stock Plan, Amended and Restated effective January 1, 2000.

          5(a)      Opinion of Troutman Sanders LLP, counsel to the Company.*

          23(a) The consent of Troutman Sanders LLP is contained in Exhibit 5 (a).*

          23(b)     Consent of Arthur Andersen LLP.

          24        Powers of Attorney and Resolution.*

 *  Previously filed.

         Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


Item 9.  Undertakings.

         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on November 15, 2001.

                                        THE SOUTHERN COMPANY

                                        By: /s/H. Allen Franklin
                                               H. Allen Franklin
                                           Chairman of the Board and
                                            Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this amendment to Registration Statement No. 333-31808 has been signed by the following persons in the capacities and on the date indicated

SIGNATURE


By: /s/H. Allen Franklin                              Date: November 15, 2001
                    H. Allen Franklin
                    Director, Chairman of the Board
                    and Chief Executive Officer
                    (Principal Executive Officer)


By:  /s/Gale E. Klappa                                Date: November 15, 2001
                    Gale E. Klappa
                    Executive Vice President, Chief
                    Financial Officer and Treasurer
                    (Principal Financial Officer)

W. Dean Hudson      Comptroller
                    (Principal Accounting Officer)

Dorrit J. Bern                      )
Thomas F. Chapman                   )
H. Allen Franklin                   )
L.G. Hardman III                    )       Directors
Elmer B. Harris                     )
Donald M. James                     )
Zack T. Pate                        )
Gerald J. St. Pe                    )

By: /s/Wayne Boston                                    Date: November 15, 2001
       Wayne Boston
     Attorney-in-Fact